UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MINERAL MOUNTAIN MINING & MILLING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	30-0943638
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

122 Dickinson Avenue, Toms River, NJ 08753

(Address of principal executive offices and Zip Code)

(732) 423-5520

Registrant’s telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-227839

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered is contained in the Registrant’s registration statement on Form S-1 filed pursuant to Securities Act of 1933, as amended on October 15, 2018, File No. 333-227839 (the “Registration Statement”) relating to such securities, which Registration Statement was declared effective by the Securities and Exchange Commission (the “SEC”) on March 8, 2019. The description of the securities contained in the Registration Statement, and subsequent amendments thereto, is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description of Exhibit
1.1	Registration Statement on Form S-1 (File No. 333-227839) filed with the SEC on October 15, 2018, declared effective on March 8, 2019, incorporated herein by reference.
3.1

Articles of Incorporation and amendments, filed as Exhibit 3.2 to the Registration Statement on Form S-filed with the SEC on October 15, 2018, declared effective on March 8, 2019 (the “S-1 Registration Statement”), incorporated herein by reference.

3.2	Bylaws of the Registrant, filed as Exhibit 3.1 to the S-1 Registration Statement, incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

MINERAL MOUNTAIN MINING & MILLING COMPANY

Date: May 14, 2019	By:	/s/ Pat Dileo
	Name:	Pat Dileo
	Title:	Chief Executive Officer

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